Exhibit 10.29

RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE PATHEON N.V.

2016 OMNIBUS INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of [DATE] (the “Date of Grant”), is made by and between Patheon N.V., a Dutch public limited company (the “Company”), and [NAME] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Patheon N.V. 2016 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Share Units. The Company hereby grants to the Participant [NUMBER] restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Form of Payment. Except as otherwise provided in the Plan, each RSU granted hereunder shall represent the right to receive one (1) Common Share, which shall be issued to the Participant subject to the provisions of Exhibit A, attached hereto.

3. Restrictions.

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered and shall be subject to a risk of forfeiture as described in Section 3(c) until the lapse of the Restricted Period (as defined below) and any additional requirements or restrictions contained in this RSU Award Agreement or the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Unless the Restricted Period is previously terminated in accordance with Section 3(c), the Common Shares subject to the RSUs shall become issuable hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) in accordance with the applicable provisions set forth in Exhibit A (the period prior to Common Share issuance, the “Restricted Period”).

(c) If the Participant’s employment is terminated for any reason other than by the Company for Cause during the Restricted Period, the RSUs shall be treated in accordance with the terms set forth in Exhibit A. If the Participant’s employment is terminated by the Company for Cause, this RSU Award Agreement shall terminate and all rights of the Participant with respect to RSUs (whether vested or unvested) shall immediately terminate, such RSUs shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

4. Voting and Other Rights. The Participant shall have no rights of a shareholder until Common Shares are issued upon settlement of the Participant’s RSUs. Notwithstanding the foregoing, the bookkeeping account maintained for the RSUs granted pursuant to this RSU Award Agreement shall be allocated additional RSUs on the payment date of any dividends on the Common Shares. Such dividends will be converted into additional Common Shares covered by the RSUs by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of Common Shares equal to the number of shares covered by the RSUs by (ii) the Fair Market Value per Common Share on the payment date for such dividend. Any such additional RSUs shall vest in accordance with the same terms as the RSUs granted under this RSU Award Agreement. No interest or other earnings will be credited with respect to such payment.

RSU Award Agreement

1

5. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

6. No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause.

7. Tax Withholding. The Participant is responsible for all taxes, including any federal, state, or local taxes, social security contributions and national insurance premiums due upon the grant or vesting of the RSUs and the issuance of Common Shares in respect of the RSUs. The Company or a Subsidiary shall be entitled to deduct from the Common Shares otherwise issuable hereunder or other compensation payable to the Participant any sums required by federal, state, local or foreign tax law to be withheld or to satisfy any applicable payroll deductions with respect to the grant, settlement or payment of any RSU. Subject to applicable law, the Company or a Subsidiary shall withhold, from Common Shares otherwise issuable upon settlement of the RSUs, a portion of those Common Shares with an aggregate Fair Market Value (defined as in the Plan but measured as of the date of settlement) equal to the amount of the applicable withholding taxes, contributions and/or premiums; provided, however, that the number of such Common Shares so withheld shall not exceed the amount necessary to satisfy the Company’s or the Subsidiary’s required tax withholding obligations using the minimum statutory withholding tax rates; provided, further, that, subject to applicable law, the Participant may elect to remit to the Company, or the relevant Subsidiary, an amount in cash sufficient to satisfy the applicable withholding taxes, contributions and/or premiums and receive the number of Common Shares issuable hereunder, provided the Company, or the relevant Subsidiary, is notified of the Participant’s intention to remit cash prior to the date the RSUs are subject to taxation.

8. Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Award Agreement comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this RSU Award Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company and its Affiliates for purposes of this RSU Award Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Any payments described in this RSU Award Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this RSU Award Agreement, to the extent that any payment (including Common Share delivery) is to be made upon a separation from service and such payment would result in the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier).

RSU Award Agreement

2

9. Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

10. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant.

12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal, state or foreign securities and/or tax laws.

13. Severability. Should any provision of this RSU Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14. Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts; Electronic Signature. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this RSU Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

RSU Award Agreement

3

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

PATHEON N.V.

By ____________________________

Print Name: _____________________

Title: __________________________

RSU Award Agreement

4

The undersigned hereby accepts and agrees to all the terms and provisions of the Plan and foregoing RSU Award Agreement.

PARTICIPANT

Signature ____________________

Print Name: __________________

RSU Award Agreement

5

EXHIBIT A

The RSUs granted hereunder shall be subject to Time-Based Forfeiture Provisions and the achievement of Performance Criteria (each as set forth below).

Time-Based Forfeiture Provisions:

The “Time-Based Forfeiture Provisions” shall lapse with respect to the following number of RSUs as of the applicable date:

Vesting Date	Number of RSUs for which Time-Based Forfeiture Provisions Lapse
[first anniversary of MEIP grant date]	[Insert 1/4 of the Total Number of RSUs]
[second anniversary of MEIP grant date]	[Insert 1/2 of the Total Number of RSUs]
[third anniversary of MEIP grant date]	[Insert 3/4 of the Total Number of RSUs]
[fourth anniversary of MEIP grant date]	[Insert Total Number of RSUs]

If an Exit Event (defined below) occurs prior to [fourth anniversary of MEIP grant date], any remaining Time-Based Forfeiture Provisions shall lapse. Notwithstanding the foregoing, in the event of a Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause prior to the lapse of all of the Time-Based Forfeiture Provisions, any portion of the RSUs still subject to Time-Based Forfeiture Provisions shall be forfeited upon the Participant’s termination of employment; provided, however, (i) if such termination occurs after the first six months of the year following the applicable vesting date (noted above), the Participant shall be deemed to have remained employed until the next vesting date for purposes of determining the portion of RSUs subject to forfeiture above or (ii) if such termination occurs and a Change in Control occurs within the six (6) month period immediately following such termination, for purposes of determining the number of RSUs subject to forfeiture, termination of employment shall be deemed to have occurred as of such Change in Control.

Performance Criteria:

On the occurrence of an Exit Event and subject to the Participant’s continued employment by the Company or one of its Subsidiaries, all or a percentage of RSUs (if any) shall settle based upon the attainment of a Common Share price target (“Price Per Common Share”) at the Exit Event in accordance with the table below, and the remaining percentage of RSUs (if any) shall be forfeited on the Exit Event. Any RSUs that settle pursuant to this section shall be settled in Common Shares as soon as administratively practicable following the Exit Event.

Price Per Common Share	Percentage of RSUs to Settle
0%

100%

RSU Award Agreement

6

An “Exit Event” means the earliest to occur of (i) a Change in Control; (ii) the sale or disposition by JLL of Common Shares such that, immediately following such sale or disposition, either JLL and its Affiliates (A) owns less than 20% of the Common Shares then issued and outstanding (the “Ownership Prong”) or (B) has received, in the aggregate, distributions in respect of such sale or distribution equal to or in excess of 250% of its aggregate capital contributions made in respect of such Common Shares (the “Distributions Prong”); and (iii) the fifth anniversary of the initial public offering of the Common Shares (the “IPO”).

In the event of a Change in Control, the “Price Per Common Share” shall be calculated based on the transaction price. Otherwise, “Price Per Common Share” shall be based on the volume weighted average trading price (“VWAP”) of a Common Share on the national exchange on which the Common Shares are principally traded for either (i) the [ten trading days prior to and following the occurrence of an Exit Event within the meaning of the Ownership Prong], (ii) the [twenty trading days following the occurrence of an Exit Event within the meaning of the Distributions Prong] or (iii) the [ten trading days prior to and following the fifth anniversary of the IPO], as applicable.

In the event of a termination of the Participant’s employment with the Company and its Subsidiaries for any reason other than by the Company for Cause prior to the occurrence of an Exit Event (including, for the avoidance of doubt, a termination by the Company other than for Cause within the six (6) months prior to a Change in Control), any RSUs that are no longer subject to the Time-Based Forfeiture Provisions as of the date of termination, shall remain outstanding until the Exit Event occurs, at which time such RSUs shall be eligible to settle based on attainment of the Price Per Common Share at the Exit Event; provided, however, that for these purposes, the Price Per Common Share shall equal the lesser of (i) the price per Common Share (measured on a VWAP basis, calculated over the ten trading days prior to and following the applicable date of termination of employment ) minus the closing price per Common Share on the date of the IPO (the “IPO Price”) or (ii) the price per Common Share at the Exit Event (measured in accordance with the immediately preceding paragraph) minus the IPO Price.

RSU Award Agreement

7